EXHIBIT 8(a)

                                CUSTODY AGREEMENT

      This AGREEMENT, dated as of July 22, 1988, by and between THE ALGER AMERICAN FUND (the "Fund"), a Massachusetts business trust, and CUSTODIAL TRUST COMPANY, a trust company organized under the laws of the State of New Jersey (the "Custodian").

                                   WITNESSETH:

      WHEREAS, the Fund desires that its Securities and cash be held and administered by the Custodian pursuant to this Agreement;

      WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian hereby agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      (1) "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

      (2) "Board of Trustees" means the Board of Trustees of the Fund or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

      (3) "Book-Entry System" means a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

      (4) "Business Day" means any day recognized as a settlement day by The New York Stock Exchange, Inc. and on which banks in the State of New Jersey are open for business.


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      (5) "Master Repurchase Agreement" means that certain Master Repurchase
Agreement of even date herewith between the Fund and Bear, Stearns & Co. Inc. ("Bear Stearns"), as it may from time to time be amended.

      (6) "NASD" means The National Association of Securities Dealers, Inc.

      (7) "Officer" means the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

      (8) "Oral Instructions" means instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Fund shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Fund of such variance but unless confirming Written Instructions are received promptly after such notification, such Oral Instructions will govern.


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      (9) "Portfolio" means a separate investment portfolio represented by one of the several separate series of Shares into which the capital stock of the Fund may from time to time be divided.

      (10) "Portfolio Custody Account" means any of the accounts in the name of the Fund, which are provided for in Section 2 of Article III below.

      (11) "Proper Instructions" means Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

      (12) "Securities Depository" means The Depository Trust Company and (provided that Custodian has received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934, which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

      (13) "Securities Loan Agreement" means that certain Securities Loan Agreement of even date herewith between


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Custodian and Bear Stearns, as it may from time to time be amended.

      (14) "Securities" includes, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

      (15) "Shares" means the units of beneficial interest into which the capital stock of the Fund is divided.

      (16) "Written Instructions" means (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from a person reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.


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                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

      (1) Appointment. The Fund hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement.

      (2) Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

      (1) Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

      (2) Portfolio Custody Accounts. For each Portfolio as to which it is acting as custodian under this Agreement, the Custodian shall open and maintain in its trust department a custody account in the name of the Fund coupled with the name of such Portfolio, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all


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Securities, cash and other assets of such Portfolio which are delivered to it.

      (3) Appointment of Agents. (a) Custodian may employ suitable agents for which Custodian shall be solely responsible, which may include Bear Stearns, provided, however, that Custodian shall not employ Bear Stearns to hold any of the Collateral under the Securities Loan Agreement (as such term "Collateral" is defined therein) or any of the Purchased Securities under the Master Repurchase Agreement (as such term "Purchased Securities" is defined therein).

      (b) In its discretion, Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent or opening and maintenance of any such accounts shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

      (c) Upon receipt of Written Instructions to do so, Custodian shall appoint as sub-custodian such domestic bank or


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trust company as is named therein, provided that (i) such bank or trust company is qualified to act as a custodian under the 1940 Act, and (ii) notwithstanding anything to the contrary in Section 1 of Article IX below or elsewhere in this Agreement, Custodian shall have no more or less responsibility or liability to the Fund or any Portfolio for the actions or omissions of any such sub-custodian than any such sub-custodian has to Custodian.

      (4) Delivery of Assets to Custodian. The Fund shall deliver to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares on account of any Portfolio. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

      (5) Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

      (a) Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Fund shall deliver to the Custodian a resolution of


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            the Board of Trustees, certified by an Officer, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3 of this Article III) on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System shall continue to be employed for the deposit of Securities of the Fund, the Fund shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

      (b) Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.


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      (c)   The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

      (d) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

      (e) The Custodian shall provide the Fund with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which


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            Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

      (f) At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

      (6) Disbursement of Moneys from Portfolio Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from a Portfolio Custody Account but only in the following cases:

      (a) For the purchase of Securities for the Fund but only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 3 of this Article III) of such Securities registered as provided in
            Section 9 of this Article III or in proper form for transfer, or if the purchase of such Securities is effected


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            through a Book-Entry System or Securities Depository, in accordance with the conditions forth in Section 5 of this Article III; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in
            Section 9 of this Article III; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

      (b) In connection with the conversion, exchange or surrender, as set forth in Section 7(f) of this Article III, of Securities owned by the Fund;

      (c) For the payment of any dividends or capital gain distributions declared by the Fund;


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      (d)   In payment of the redemption price of Shares as provided in Article
            V below;

      (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

      (f) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

      (g) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the


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            Commodity Exchange Act, relating to compliance with the rules of the
            Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

      (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

      (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

      (7) Delivery of Securities from Portfolio Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities of the Fund from a Portfolio Custody Account but only in the following cases:

      (a)   Upon the sale of Securities for the account of the


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            Fund but, subject to Section 3 of Article IV below, only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

      (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 5 of this Article III;

      (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund or a Portfolio, the Custodian or any sub-custodian appointed pursuant to Section 3 of this Article III, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

      (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;


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      (f)   For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

      (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

      (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

      (i) For delivery in connection with any loans of Securities pursuant to the Securities Loan Agreement, but only against receipt of such collateral as is required under the Securities Loan Agreement;

      (j)   For delivery as security in connection with any


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            borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;

      (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

      (l) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

      (m) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or


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      (n)   For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

      (8) Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Fund, the Custodian shall with respect to all Securities held for the Fund;

      (a) Subject to Section 4 of Article IX below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

      (b) Present for payment and, subject to Section 4 of Article IX below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

      (c) Endorse for collection, in the name of the Fund or a Portfolio, checks, drafts and other negotiable instruments;


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      (d)   Surrender interim receipts or Securities in temporary form for
            Securities in definitive form;

      (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

      (f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

      (g) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

      (9) Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-entry System if eligible therefor. All other Securities held for the


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Fund may be registered in the name of the Fund or a Portfolio, the Custodian, or any sub-custodian appointed pursuant to Section 3 of this Article III, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either of them. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund or a Portfolio.

      (10) Records. (a) The Custodian shall maintain, by Portfolio, complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession,
(C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral),
(D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records with respect to Securities, cash and other property of the Fund which is held hereunder as the Fund may reasonably request.


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      (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Fund and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Fund and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

      (11) Portfolio Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement by Portfolio, including a summary of all transfers to or from each Portfolio Custody Account, on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement, by Portfolio, of the Securities and moneys held for the Fund under this Agreement.

      (12) Other Reports by Custodian. The Custodian shall provide the Fund with such reports, as the Fund may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to
Section 3 of this Article III.


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      (13) Proxies and Other Materials. Custodian shall promptly deliver to the
Fund all notices of meetings, proxies and proxy materials, which it receives regarding Securities held by it hereunder. Before delivering them to the Fund, Custodian shall cause all proxies relating to such Securities which are not registered in the name of the Fund, a Portfolio or a nominee of either of them, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted. Unless otherwise instructed by the Fund, neither Custodian nor any of its agents shall exercise any voting rights with respect to Securities held hereunder.

      (14) Information on Corporate Actions. Custodian shall promptly transmit to the Fund all written information publicly distributed by issuers of Securities being held for the Fund, including Securities on loan under the Securities Loan Agreement. With respect to tender or exchange offers for such Securities (including Securities on loan under the Securities Loan Agreement), Custodian shall promptly transmit to the Fund all written information publicly distributed by the issuers of the Securities whose tender or exchange is sought and by the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least one Business Day prior to the date on which the Custodian is to take such action.

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                                   ARTICLE IV

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

      (1) Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying
(a) the Portfolio for which the purchase was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (d) the date of purchase and settlement, (e) the purchase price per unit, (f) the total amount payable upon such purchase, and (g) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of such Portfolio the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the relevant Portfolio Custody Account there is insufficient cash available to the Portfolio for which such purchase was made.

      (2) Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the Portfolio from or by which the sale was made, (b) the name of the issuer or writer of such Securities, and the title or other description thereof, (c) the number of shares, principal amount (and accrued interest, if any), or other units sold, (d) the date of sale and settlement (e) the sale price per unit, (f) the total amount payable upon such sale, and (g) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

      (3) Delivery of Securities Sold. Notwithstanding Section 2 of this Article IV or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

      (4) Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the relevant Portfolio Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of

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Securities which it has been instructed to deliver against payment, (ii)
proceeds from the redemption of Securities or other assets of the Fund, and
(iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to a Portfolio Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Portfolio Custody Account.

      (5) Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of the Fund's transactions in a Portfolio Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V

                            REDEMPTION OF FUND SHARES

      (1) Transfer of Funds. From such funds as may be available for the purpose in the relevant Portfolio Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares on account of such

Portfolio, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Fund may designate with respect to such amount in such Proper Instructions.

      (2) No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 1 of this Article V of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VI

                               SEGREGATED ACCOUNTS

      Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,


      (a) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

      (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund,


      (c) which constitute collateral for loans of Securities made by the Fund,

      (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

      (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

      Each segregated account established under this Article VI shall be established and maintained for a single Portfolio only. All Proper Instructions relating to a segregated account shall specify the Portfolio involved.

                                   ARTICLE VII

                             REPURCHASE TRANSACTIONS

      (1) Transactions. From time to time, as agent of the Fund and subject to such Proper Instructions as may be given by the Fund's investment manager, Fred Alger Management, Inc., Custodian shall make for the account of the appropriate Portfolios the transfers of funds and deliveries of Securities which the Fund is required to make pursuant to the Master Repurchase Agreement and shall receive for the account of the appropriate Portfolios the transfers of funds and deliveries of Securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

      (2) Collateral; Events of Default. Custodian shall daily mark to market the Securities purchased by the Fund pursuant to the Master Repurchase Agreement and shall give to seller thereunder any such notice as may be required under Section 4(a) thereof. Custodian shall promptly notify the Fund of any Event of Default by seller under the Master Repurchase Agreement (as such term "Event of Default" is defined therein) of which it has actual knowledge.

      (3) Master Repurchase Agreement. Custodian hereby acknowledges its receipt from the Fund of a copy of the Master Repurchase Agreement. The Fund shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.

                                  ARTICLE VIII

                         SECURITIES LENDING TRANSACTIONS

      (1) Transactions. From time to time, as agent of the Fund and subject to such Proper Instructions as may be given by the Fund's investment manager, Fred Alger Management, Inc., Custodian shall make for the account of the appropriate Portfolios the transfers of funds and deliveries of Securities which the Fund is required to make pursuant to the Securities Loan Agreement and shall receive for the account of the appropriate Portfolios the transfers of funds and deliveries of Securities which the borrower under the Securities Loan Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Securities Loan Agreement.

      (2) Collateral; Events of Default. Custodian shall daily mark to market, in the manner provided for in the Securities Loan Agreement, all loans of Securities which may from time to time be outstanding thereunder. Custodian shall promptly notify the Fund of any Default under the Securities Loan Agreement (as such term "Default" is defined therein) of which it has actual knowledge.

      (3) Termination of Loans. Upon notification by the Fund of the sale thereof, Custodian as agent of the Fund shall promptly terminate, as provided in the Securities Loan Agreement, any loan of Securities which have been sold by the Fund.

      (4) Securities Loan Agreement. Custodian hereby acknowledges its receipt from the Fund of a copy of the Securities Loan Agreement. The Fund shall provide the Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Securities Loan Agreement.

                                   ARTICLE IX

                            CONCERNING THE CUSTODIAN

      (1) Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Fund for any loss, damages, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of the Custodian or reckless disregard by the Custodian of its obligations under this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special or consequential damages or be liable in any manner whatsoever for any action taken or omitted in accordance with instructions from the Fund or any agent of the Fund. Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of its charter documents or by-laws, or its investment objectives and policies as then in effect.

      (2) Actual Collection Required. Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

      (3) No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

      (4) Limitation on Duty to Collect. Custodian shall promptly notify the Fund whenever any money or property due and payable from or on account of any Securities held hereunder for the Fund is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of its custody and safekeeping business.

      (5) Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon and act in accordance with any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

      (6) Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of any Portfolio Custody Account and is not a fiduciary to the Fund or any Portfolio.

      (7) Co-operation. The Custodian shall cooperate with and supply necessary information, by Portfolio, to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or to compute the value of the assets of the Fund.

      (8) Disclosure. Custodian is NOT authorized to disclose the name, address and securities positions of the Fund or any Portfolio to the issuers of such securities when requested by them to do so.

                                    ARTICLE X

                                 INDEMNIFICATION

      (1) Indemnification. The Fund shall indemnify and hold harmless the Custodian, any sub-custodian or other agent appointed pursuant to Section 3 of
Article III above, and any nominee of the Custodian or of such sub-custodian from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly
(a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian or other agent (i) at the request or direction of or in reliance on the advice of the Fund, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or, in the case of any such sub-custodian, under the agreement approved by the Fund pursuant to which it is employed by the Custodian, provided that neither the Custodian nor any such sub-custodian or other agent shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's or other agent's willful misfeasance, bad faith, negligence or reckless disregard of its obligations under this Agreement in the case of the Custodian or under such agreement approved by the Fund in the case of a sub-custodian.

      (2) Indemnity to be Provided. If the Fund requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

      (3) Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Fund's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's willful misfeasance, bad faith or negligence or reckless disregard of its obligations under this Agreement), then, in any such event, any property at any time held for the account of the Fund shall be security therefor and the Fund hereby grants to Custodian a lien, right of set-off and security interest in such property.

                                   ARTICLE XI

                                  FORCE MAJEURE

      Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                   ARTICLE XII

                                   TERMINATION

      (1) Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. The Fund may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of New Jersey or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      (2) Fund as Custodian. If a successor custodian is not designated by the Fund, the Fund shall upon the date specified in the notice of termination of this Agreement and upon (a) the delivery by the Custodian to the Fund of all Securities (other than any Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund, and (b) the transfer of any Securities held in a Book-Entry System or Securities Depository to an account of or for the Fund, be deemed to be its own custodian and the Custodian shall be relieved of all obligations under this Agreement.

                                  ARTICLE XIII

                            COMPENSATION OF CUSTODIAN

      The Custodian shall be entitled to compensation and payment of out-of-pocket expenses as agreed upon from time to time by the Fund and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit B attached hereto.

                                   ARTICLE XIV

                                     NOTICES

      Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent or delivered to the recipient at the address set forth after its name hereinbelow:

if to the Fund:

               [Name of the Portfolio to which the notice or other writing relates]
               75 Maiden Lane
               New York, New York 10038
               Attention: Gregory S. Duch
               Telephone: (212) 806-8800
               Facsimile: (212) 269-0420
if to Custodian:

               Custodial Trust Company
               28 West State Street
               Trenton, New Jersey 08608
               Attention: Vice President - Trust Operations
               Telephone: (609) 599-5972
               Facsimile: (609) 599-1654

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

                                   ARTICLE XV

                                  MISCELLANEOUS

      (1) Taxes. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws upon or in respect of any Portfolio Custody Account or any income thereof shall be charged to such Portfolio Custody Account by Custodian and paid therefrom.

      (2) Business Days. Nothing contained in this Agreement is intended to require or shall require the Custodian to perform any function or duties on a day other than a Business Day.

      (3) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (4) References to Custodian. The Fund shall not circulate any printed matter which contains any reference to the Custodian without the prior written approval of the Custodian, excepting printed matter contained in the prospectus or statement of additional information for any Portfolio and such other printed matter as merely identifies the Custodian as custodian for one or more of the Portfolios designated by the Fund pursuant to Section 1 of Article II above. The Fund shall submit printed matter requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for printing.

      (5) No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

      (6) Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

      (7) Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

      (8) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

      (9) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

      (10) Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                                   ARTICLE XVI

                    LIMITATION ON LIABILITY OF TRUSTEES, ETC.

      This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.


                                         THE ALGER AMERICAN FUND

                                         By /s/ Fred M. Alger
                                            ------------------------
                                                Authorized Officer


                                         CUSTODIAL TRUST COMPANY

                                         By /s/ [Illegible]
                                            ------------------------
                                                Senior Vice President

                                    EXHIBIT A

                               AUTHORIZED PERSONS

      Set forth below are the names and specimen signatures of the persons authorized by Fund to administer each Portfolio Custody Account.


               Name                                    Signature

      Fred M. Alger III                           /s/ Fred M. Alger
---------------------------------            ---------------------------------
      David D. Alger                              /s/ David D. Alger
---------------------------------            ---------------------------------
      Gregory S. Duch                             /s/ Gregory S. Duch
---------------------------------            ---------------------------------
      Frederick A. Blum                           /s/ Frederick A. Blum
---------------------------------            ---------------------------------
      Steven R. Thumm                             /s/ Steven R. Thumm
---------------------------------            ---------------------------------